Exhibit 21.1
Subsidiaries of the Registrant
(as of December 31, 2021)

Subsidiary Name	State or Country of Incorporation or Formation
CyrusOne GP	Maryland
CyrusOne LP	Maryland
CyrusOne Finance Corp.	Maryland
CyrusOne LLC	Delaware
CyrusOne TRS Inc.	Delaware
CyrusOne Foreign Holdings LLC	Delaware
CyrusOne Government Services LLC	Delaware
Cervalis Holdings LLC	Delaware
Cervalis LLC	Delaware
Cyrus One UK Limited	United Kingdom
CyrusOne NC LLC	Delaware
CyrusOne NJ LLC	Delaware
C1-Allen LLC	Delaware
Cheetah Asia Holdings LLC	Delaware
Warhol TRS LLC	Delaware
Warhol Partnership LLC	Delaware
Warhol REIT LLC	Delaware
CyrusOne Dutch Holdings B.V.	Netherlands
C1-Santa Clara LLC	Delaware
C1-ATL LLC	Delaware
Interlude Properties LLC	Delaware
GK Properties IV LLC	Delaware
CyrusOne New Services TRS	Delaware
C1- Mesa LLC	Delaware
Zenium Management Limited	United Kingdom
CyrusOne Irish Datcentres Dublin II Limited	Ireland
CyrusOne Germany GmbH	Germany
CyrusOne UK3 Limited	United Kingdom
CyrusOne Dutch TRS B.V.	Netherlands
C1-Sterling VIII LLC	Delaware
Zenium Topco Limited	Cayman Islands
CyrusOne Irish Datcentres Holdings Limited	Ireland
CyrusOne Paris SAS	France
CyrusOne UK4 Limited	United Kingdom
C1 BTE Holdings LLC	Delaware
CyrusOne UK TRS Limited	United Kingdom
CyrusOne German TRS GmbH	Germany
C1-Sterling IX LLC	Delaware
Zenium Holdings Limited	Ireland
CyrusOne AMS3 B.V.	Netherlands
CyrusOne France SAS	France
C1 BTE Holdings Columbia LLC	Delaware
CyrusOne France SAS	France
CyrusOne UK5 Limited	United Kingdom
Zenium Technology Partners Limited	United Kingdom
Zenium UK Limited	United Kingdom
Zenium Germany GmbH	Germany
Echo 4 GmbH	Germany
C1 - Manassas LLC	Delaware
C1 San Antonio V	Delaware
CyrusOne Holdings LLC	Delaware
C1 - Quincy LLC	Delaware
C1 - Council Bluffs LLC	Delaware
C1 BTE Holdings Chile LLC	Delaware
C1 BTE Holdings Mexico LLC	Delaware
CyrusOne Frankfurt 4 Holdings B.V.	Netherlands
CyrusOne Management Services LLC	Delaware
CyrusOne Frankfurt 5 Holdings B.V.	Netherlands
CyrusOne UK6 Limited	United Kingdom
CyrusOne Europe Finance DAC	Ireland
CyrusOne Madrid 1, S.L.U. – Spain	Spain
CyrusOne Frankfurt 6 Holdings B.V.	Netherlands
CyrusOne Frankfurt 7 Holdings B.V.	Netherlands